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                                                                  EXHIBIT 10.10B

                                                               115 Flanders Road


               FIFTH LEASE EXTENSION AND MODIFICATION AGREEMENT
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     THIS FIFTH LEASE EXTENSION AND MODIFICATION AGREEMENT is made as of October
15, 1997, by and between AETNA REAL ESTATE ASSOCIATES, a Delaware limited partnership having a mailing address in care of Allegis Realty Investors, LLC., 242 Trumbull Street, Hartford, CT 06103, Attention: William P. Nikolis ("Landlord"), and BANYAN SYSTEMS, INCORPORATED, a Massachusetts corporation having its principal place of business at 120 Flanders Road, Westborough, MA 01581-1033 ("Tenant").


                             W I T N E S S E T H:

     WHEREAS, pursuant to certain Lease Agreement (the "Lease Agreement") dated November 14, 1986 by and between Arthur DiMartino, Jr., Trustee of Flanders Realty Trust, as landlord ("Flanders"), and Tenant, as tenant, Flanders leased to Tenant and Tenant hired from Flanders, certain space totalling 64,654 rentable square feet, consisting of all of the rentable area in a building situated at 115 Flanders Road, Westborough, MA (collectively, the "Premises"), all as more particularly described in the Lease Agreement;

     WHEREAS, said Lease Agreement has been amended as set forth in (i) a Lease Addendum dated August 28, 1987, (ii) a Lease Addendum dated January 5, 1988,
(iii) a certain undated Lease Extension and Modification Agreement effective as of January 1, 1992, and (iv) a certain Lease Extension and Modification Agreement dated April 15, 1993 (said Lease Agreement, as amended, is referred to as the "Lease");

     WHEREAS, pursuant to a certain Assignment of Leases dated February 5, 1988, Flanders assigned its right, title and interest under the Lease to Landlord;

     WHEREAS, the term of the Lease expires on December 31, 1997; and

     WHEREAS, Landlord and Tenant desire to extend the term of the Lease and to further modify the Lease on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00), the receipt and sufficiency of which are mutually acknowledged, Landlord and Tenant agree as follows:

     1. The term of the Lease is hereby extended for sixty (60) months (the "Extension Term"), from and including January 1, 1998 through and including December 31, 2002.

     2. Effective as of January 1, 1998, the Base Rent for the Premises for the first calendar year of the Extension Term, shall be increased to $484,905.00 per annum payable in twelve (12)
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equal monthly installments of $40,408.75 on the first day of each and every month; for the second calendar year of the Extension Term, the Base Rent for the Premises shall be $517,232 per annum payable in twelve (12) equal monthly installments of $43,102.67 on the first day of each month; for the third calendar year of the Extension Term, the Base Rent for the Premises shall be $614,213 per annum payable in twelve (12) equal monthly installments of $51,184.42 on the first day of each month; for the fourth year of the Extension Term, the Base Rent for the Premises shall be $711,194 per annum payable in twelve (12) equal monthly installments of $59,266.17 on the first day of each month; for the fifth calendar year of the Extension Term, the Base Rent for the Premises shall be $775,848 per annum payable in twelve (12) equal monthly installments of $64,654 on the first day of each month. Tenant shall be responsible for one hundred percent (100%) of all operating, tax, maintenance and repair expenses as stated in the Lease, as of January 1, 1998, Tenant's "proportionate share", as such term is used in the Lease, shall be deemed to be 100%.

     3. Provided that, at the time of such exercise, this Lease is still in full force and effect without default by Tenant beyond applicable grace periods and Tenant occupies at least seventy-five percent (75%) of the Premises for its own business purposes, Tenant shall have the right and option (the "Extension Option") to extend the Term of this Lease for one (1) extended term of three (3) years (an "Extended Term"). The Extended Term shall commence on January 1, 2003 and shall end on December 31, 2005. Tenant shall exercise its Extension Option for the Extended Term by giving written notice to Landlord of its desire to do so not later than March 31, 2002. The giving of such notice by Tenant shall automatically extend the Term of this Lease for the applicable Extended Term (except as hereinafter set forth), and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord this Lease shall automatically terminate at the end of the then current Term and Tenant shall have no further option to extend the Term of this Lease. Landlord and Tenant agree that they have specifically bargained for such option right and notice provision, that Landlord requires certainty in order to conduct its business, that any attempt to exercise said option to renew after March 31, 2002, will operate to the detriment of the Landlord and that termination of this renewal option after such date shall not operate to the detriment of the Tenant. Accordingly, both parties agree that time is of the essence hereof and that Tenant shall not be allowed under any circumstances to exercise it renewal rights after such date even if such failure was due to honest mistake or otherwise. The Extended Terms shall be on all the terms and conditions of this Lease, except (i) during the Extended Term, the extension provisions of this Section shall not be effective, (ii) during the Extended Term, Base Rent shall equal the prevalent fair market rent for the space determined at the time of giving of Tenant's renewal notice. As used in the immediately preceding sentence, fair market rent means the rent then prevalent for new rentals of similar space in similar quality buildings in the Westborough/Route 495 area. Fair Market Rent will be determined as follows:

     (a) Landlord and Tenant will have thirty (30) days after Landlord receives the option notice from Tenant within which to agree on the monthly rent for the Extended Term based upon the fair market rental value of the Premises. If they agree on the monthly rent within thirty (30) days, they will amend this Lease by stating the monthly rent.

                                       2
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     (b)  If they are unable to agree on the monthly rent for the Extended Term within thirty (30) days, the Appraisal Process set forth in Subsection
          (c) below shall be utilized for the determination of fair market rent.

     (c) (c) Within twenty (20) days after the expiration of the thirty (30) day period set forth in Subsection (a) above, Landlord and Tenant will each appoint a real estate appraiser with at least five (5) years full-time commercial appraisal experience in the area in which the Premises are located to appraise the fair market rental value of the Premises. If either party does not appoint an appraiser within such twenty (20) day period and notify the other party in writing of this selection, the single appraiser appointed will be the sole appraiser and will set the fair market rental value of the Premises. If two (2) appraisers are appointed pursuant to this Subsection (c), they will meet promptly and attempt to set the then fair market rental value of the Premises. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they will attempt to elect a third appraiser meeting the qualifications stated in this Subsection (c) within ten (10) days after the end of the aforesaid thirty-day period. If they are unable to agree on the third appraiser, either the Landlord or the Tenant, by giving ten (10) days prior notice to the other, may apply to the then presiding judge of the local circuit or district court having primary jurisdiction for civil matters in the area in which the Premises are located for the selection of a third appraiser who meets the qualifications stated in this Subsection (c). Landlord and Tenant will each bear one-half ( 1/2) of the cost of appointing the third appraiser and of the third appraiser's fee as well as the cost of their respective appointed appraisers. The third appraiser, however selected, must be a person who has not previously acted in any capacity for either Landlord or Tenant. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers will set the then fair market rental value of the Premises. If a majority of the appraisers are unable to set the then fair market rental value of the Premises within thirty (30) days after selection of the third appraiser, the three (3) appraisals will be averaged and the average will be the then fair market rental value of the Premises.

     Upon determination of the Base Rent for the Extended Term pursuant to the foregoing, the parties agree to execute an amendment to the Lease acknowledging the same. The foregoing Extension Option is granted in lieu of any other Extension Options, rights of first refusal, or rights of first offer in the Lease, which options and rights are hereby deleted in their entirety.

     4. Tenant acknowledges and agrees that Landlord has completed all tenant improvements required under the Lease and Tenant hereby accepts the Premises being leased pursuant to this Fifth Lease Extension and Modification Agreement on an "AS IS" basis. Landlord shall not be obligated to construct any tenant improvements in connection with this Lease.

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     5.   Tenant's Proportionate Share as used in the Lease and defined in
Section 4B thereof, shall be 100%. Further, Sections 5C and D of the Lease are modified by deleting the term "54%" and substituting therefor "100%". Tenant further acknowledges that Tenant, and not Landlord, shall be responsible for the costs of all maintenance and repairs at the Premises, including costs associated with snow removal, the lobby, parking areas, sidewalks, driveways, landscaping, HVAC, and other common areas at the Premises, this Lease being on a completely net basis except as otherwise set forth herein. Notwithstanding the foregoing, Landlord shall be responsible for undertaking all building structural repairs and replacements, including the roof, the exterior walls, the floor slab and the outside septic system. Tenant shall be responsible for the reimbursement to Landlord for the costs of all maintenance and repairs. In no event, however, shall the costs to be shared by Tenant hereunder include (1) any capital expenditure, as determined by generally accepted accounting principles (except only such as may be made for the purpose and with the effect of achieving a corresponding reduction of costs which would otherwise be shared by Tenant, provided however that any such capital expenditure shall be amortized for the useful life thereof according to generally accepted accounting principles and such amortized amount shall be payable by Tenant) and (2) any cost for which Landlord is otherwise entitled to reimbursement from a third party but only when and as Landlord receive the same; Landlord agrees to use reasonable efforts to pursue the same, the reasonable cost of such pursuit to be a Tenant expense hereunder. Tenant shall be entitled to inspect all books and records of Landlord reasonably related to the payment of any costs which is to be shared by Tenant pursuant to the provisions of this Lease.

     6.   Section 9 of the Lease is amended by adding the following sentence:
Tenant shall be responsible for 100% of costs associated with the provision and usage of all utilities at the Premises including, without limitation, all electricity, gas, water, sewage, telephone, and telecommunications services.

     7. Section 10 of the Lease is hereby deleted in its entirety and the following substituted in lieu thereof:

     10.  ASSIGNMENT AND SUBLETTING.
          -------------------------

          10.1  Landlord's Consent.  Tenant shall not assign this Lease, or
                ------------------
     sublease all or any part of the Premises, or permit the use of the Premises by any party other than Tenant, without the prior written consent of Landlord which consent will not be unreasonably withheld, delayed or conditioned. When Tenant requests Landlord's consent to such assignment or sublease, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide financial information including financial statements of the proposed assignee or subtenant. Landlord shall not be obligated to consent to or permit any proposed sublet or assignment if Tenant is in default under this Lease at the time it makes its request for such consent or at the time the assignment or sublet is to take effect.

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          10.2  Approved Subleases and Assignments. No consent to any assignment
                ----------------------------------
     or sublease shall constitute a further waiver of the provisions of this section, and all subsequent assignments or subleases may be made only with the prior written consent of Landlord. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Any assignment or sublease without Landlord's consent shall be void, and shall, at the option of the Landlord, constitute a default under this Lease. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay Landlord's reasonable fees per transaction, incurred in connection with the processing of documents necessary to the giving of such consent.

          10.4 Except as provided below, the provisions of paragraph 10.1 of this Section shall apply to (i) a single transfer or an orchestrated series of transfers of a majority of the stock or partnership interests or other evidences of ownership of or interest in Tenant as if such transfer were an assignment of this Lease and (ii) to any transfer of such stock or interests the effect of which would be to constitute an assignment of this Lease. Notwithstanding the foregoing, the provisions of Section 10.1 shall not apply to any transactions by Tenant with an entity into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred or with any entity which controls or is controlled by Tenant or is under common control with Tenant or with which Tenant, directly or indirectly, has a fifty percent (50%) or greater ownership interest, or which directly or indirectly, has a fifty percent (50%) or greater interest in Tenant, provided that in any of such events
     (x) Landlord is provided with evidence satisfactory to it that the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant upon execution of this Lease, and (y) in the case of any assignment of this Lease, the assignee agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting except in accordance with the express provisions of this Lease.

     8. The provisions of Section 12(iv) of the Lease are modified by changing the amount of liability insurance required from not less than $1,000,000 per occurrence, to not less than $3,000,000 per occurrence.

     9. Section 22(c) of the Lease is hereby deleted in its entirety and the following substituted therefor:

     Any notice, demand, consent, approval, disapproval, or statement (collectively, "Notices") from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be deemed duly given (a) if mailed by registered or certified mail, postage prepaid, return receipt requested,
     (b) if delivered by recognized national overnight delivery service with receipt acknowledged, or (c) only in the case of Notices that are Escalation Statements or bills for

                                       5
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     rent, if mailed by first-class mail, postage prepaid, to the address(es)
     for Notices set forth in this Section 22. Notices to Tenant shall be sent to Tenant at 120 Flanders Road, Westborough, MA 01581-1033. Notices to Landlord shall be sent (i) to the address of Landlord set forth on page 1 of this Lease Amendment or (ii) to such other address as Landlord shall have last designated by notice in writing to Tenant, with copies to Trammell Crow Company, 25 First Street, Cambridge, MA 02141, Attention:
     Larry Glazer and to James D. Sperling, Esq., Kassler & Feuer, P.C., 101 Arch Street, 18th Floor, Boston, MA 02110. Notice shall be deemed given on the third business day after depositing same in an office depository of the United States Postal Service (or successor organization) or, if given by overnight delivery, upon delivery to Landlord or Tenant, as the case may be.

     10. The amount of Security Deposit set forth in Section 2B of the Lease shall be changed to One Hundred Three Thousand Four Hundred Forty Six and 40/100 Dollars ($103,446.40), which sum shall be due and payable upon Tenant's execution of this Amendment. Landlord acknowledges that the current Security Deposit of $26,802.86 will be credited so that the additional amount of the Security Deposit to be paid on the date hereof shall be $76,643.54.

     11. The Lease, as hereinbefore extended and modified, is hereby ratified and confirmed.

                                      LANDLORD:

                                      AETNA REAL ESTATE ASSOCIATES,
                                      a Delaware limited partnership

Witness:                              By:  Aetna/AREA Corporation
                                           Its General Partner

/s/ Illegible                         By: /s/ Illegible
------------------------------           -----------------------------------
                                         Its
                                         Hereunto duly authorized

                                      TENANT:

                                      BANYAN SYSTEMS INCORPORATED

                                      By:   /s/ Richard M. Spaulding
                                         -----------------------------------
                                      Name:     Richard M. Spaulding
                                           -------------------------
                                      Title:    Vice President and CFO
                                            --------------------------

                                       6
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                              CLERK'S CERTIFICATE
                              -------------------


     I, John P. Mitchell                         , do hereby certify that I am
        -----------------------------------------
the Assistant Clerk of BANYAN SYSTEMS CORPORATION, a Delaware corporation (the "Corporation") with its principal place of business at 120 Flanders Road, Westborough, MA 01581-1033, and that I have been duly elected and am presently serving in that capacity in accordance with the Bylaws of the Corporation.

     I further certify that by unanimous written consent of the directors of the Corporation, votes in the form of Exhibit A attached hereto were duly adopted by
                                  ---------
all present at a meeting of said directors duly called and as to which notice was duly given as required by law and the By-laws of the Corporation. The votes as specified are presently in full force and effect and have not been revoked or rescinded as of the date hereof.

     I further certify that as of this date the following is the current duly elected and acting officer of the Corporation who is authorized pursuant to the attached votes.


              Name                       Title
              ----                       -----


Richard M. Spaulding            Vice President and Chief Financial Officer
--------------------------------------------------------------------------



     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the
Corporation this   15th   day of October, 1997.
                 --------


                                         /s/ John P. Mitchell
                                         ---------------------------------
                                         John P. Mitchell, Assistant Clerk



[CORPORATE SEAL]